Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-132854 on Form S-8, and the Post Effective Amendment No. 1 to Registration Statement No. 333-150238 on Form S-3, of our report relating to the financial statements of Western Refining, Inc. and subsidiaries, and the effectiveness of Western Refining, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Western Refining, Inc. for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
March 13, 2009